UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of R. Paul Grady as President and Chief Executive Officer and as a Member of the Board of Directors of StoneMor GP LLC

On May 16, 2017, StoneMor Partners L.P. (the “Partnership”) announced the appointment of R. Paul Grady as President, Chief Executive Officer and a member of the Board of Directors of StoneMor GP LLC (“StoneMor GP”), the general partner of the Partnership. Mr. Grady’s appointment in such capacities was effective as of May 17, 2017 (the “Effective Date”).

Mr. Grady, age 64, was most recently Interim Chief Executive Officer of NEOgas S.A., a clean energy provider of compressed natural gas, with operations in five countries, from September 2015 to April 2016 and served as member of its board of directors until December 2016. Prior to that, Mr. Grady was Vice President and Chief Operating Officer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P., a NYSE-listed limited partnership and retail propane distributor, from March 2012 to January 2015, having previously served as Vice President – Operations of AmeriGas Propane, Inc. from January 2012. Prior to that, Mr. Grady served as President (2011 to 2012) and Senior Vice President and Chief Operating Officer (2006 to 2011) of Heritage Operating, L.P., a retail marketer of propane in the United States. Mr. Grady also served as Chief Operations Officer of Titan Propane LLC, a mid-size propane marketer, from 2005 to 2006. From 2003 to 2004, Mr. Grady served as President of Juice Bowl Products, Inc., a family-owned beverage bottling & citrus processing business. Mr. Grady also served as Senior Vice President and Chief Operating Officer (2000 to 2003), Senior Vice President – Operations (1999 to 2000) and Vice President – Sales and Operations (1995 to 1999) of AmeriGas Propane, Inc. Mr. Grady served as Director of Corporate Development of UGI Corporation, a Pennsylvania utility and propane marketer, from 1990 to 1995. Mr. Grady brings to the Board of Directors of StoneMor GP (the “Board”) extensive operating and managerial expertise in the context of master limited partnerships, as well as excellent leadership skills.

In connection with Mr. Grady’s appointment as President and Chief Executive Officer, StoneMor GP and Mr. Grady entered into an employment agreement, effective as of the Effective Date (the “Grady Employment Agreement”). In connection with the Grady Employment Agreement, Mr. Grady and StoneMor GP entered into an indemnification agreement (the “Grady Indemnification Agreement”), which is also effective as of the Effective Date.

The Grady Employment Agreement provides that Mr. Grady’s employment with StoneMor GP as President and Chief Executive Officer will commence on the Effective Date and will continue unless terminated by either party. The Grady Employment Agreement also provides that Mr. Grady will have such duties and authority as are customarily associated with such positions or as otherwise determined from time to time by the Board. In addition, the Grady Employment Agreement provides that StoneMor GP will nominate and re-nominate Mr. Grady as a member of the Board during the term of his employment, with his continued service in that role being subject to the discretion of the sole member of StoneMor GP.

Mr. Grady’s initial base salary under the Grady Employment Agreement is $600,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The Grady Employment Agreement provides that Mr. Grady is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The amount of the cash bonus will be within a range of 0% to 150% of his base salary with respect to the applicable fiscal year. Specifically, the Grady Employment Agreement provides that Mr. Grady will be entitled to a bonus equal to 100% of his base salary in a given fiscal year upon achievement of goals at the target level established for the cash bonus for such fiscal year. Payments of a bonus in excess of 100% of his base salary are subject to the satisfaction of additional stretch goals established with respect to his cash bonus for such fiscal year. The goals to be established with respect to his cash bonus will be determined by the Executive Committee of the Board, in consultation with the Compensation Committee of the Board, in its sole discretion. With respect to fiscal year 2017, the Grady Employment Agreement provides that Mr. Grady will be eligible for a pro-rated cash bonus based upon the time Mr. Grady is employed by StoneMor GP during fiscal year 2017. In addition, the Grady Employment Agreement provides that, to the extent that the cash bonus payable to Mr. Grady with respect to the 2017 fiscal year, if any, is determined to exceed $300,000, only the amounts in excess of $300,000 shall be payable to Mr. Grady in cash.

The Grady Employment Agreement provides that, in lieu of all or a portion of any cash bonus with respect to the 2017 fiscal year, Mr. Grady will receive a grant of restricted common units in the Partnership equal to $300,000. Such restricted common units will vest, if at all, in equal monthly installments over the two year period following the date of grant and will have rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units will be made as promptly as practicable after the Partnership has filed all of its required reports under the Securities Exchange Act of 1934, as amended, and will be subject to such other terms and conditions set forth in an Executive Restricted Unit Agreement to be entered into between Mr. Grady and StoneMor GP at the time of grant.

Under the Grady Employment Agreement, Mr. Grady is also entitled to participate in the Partnership’s 2014 Long-Term Incentive Plan (the “LTIP”) for the 2017 fiscal year and each fiscal year thereafter, to the extent that StoneMor GP offers the LTIP to all senior executives of StoneMor GP. Mr. Grady’s participation in the LTIP with respect to the 2017 fiscal year and in any future fiscal year, if offered by StoneMor GP, shall be in an annual amount equal to 75% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Executive Committee of the Board, in consultation with the Compensation Committee.

The Grady Employment Agreement also provides that Mr. Grady shall be entitled to a 4% profit participation in StoneMor GP, with the terms of such profit participation (including,

but not limited to, vesting terms and distribution participation rights) to be finalized within 60 days following the Effective Date upon mutual agreement of Mr. Grady and StoneMor GP, and subject to such arrangements being structured in a manner that complies with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

StoneMor GP also agreed to reimburse Mr. Grady for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000. Further, StoneMor GP agreed to pay up to $10,000 in attorneys’ fees incurred by Mr. Grady in connection with the review, negotiation and documentation of the Grady Employment Agreement.

If Mr. Grady’s employment is terminated by StoneMor GP for “Cause” or by Mr. Grady without “Good Reason” or in the event of Mr. Grady’s death or “Disability” (as such terms are defined in the Grady Employment Agreement), Mr. Grady will be entitled to receive the following (together, the “Grady Accrued Benefits”): (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Grady is entitled to be reimbursed pursuant to the Grady Employment Agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. Grady, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. Grady is eligible in accordance with StoneMor GP’s policies.

If Mr. Grady’s employment is terminated by StoneMor GP without “Cause” or by Mr. Grady for “Good Reason” (as such terms are defined in the Grady Employment Agreement), and provided that Mr. Grady enters into a release as provided for in the Grady Employment Agreement, Mr. Grady would be entitled to receive, in addition to the Grady Accrued Benefits, the following: (i) payment of his base salary for a period of 18 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing within 60 days following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the Grady Employment Agreement) all outstanding equity interests granted to Mr. Grady that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control.

The Grady Employment Agreement also includes customary covenants running during Mr. Grady’s employment and for 18 months thereafter prohibiting solicitation of employees,

directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. Grady from directly or indirectly competing with StoneMor GP. The Grady Employment Agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property.

The Grady Employment Agreement also includes various other covenants and provisions customary for an agreement of this nature.

As noted above, in connection with the Grady Employment Agreement, StoneMor GP and Mr. Grady entered into the Grady Indemnification Agreement, the terms of which are consistent with the terms of the indemnification provided to the other directors of StoneMor GP and by StoneMor GP’s limited liability company agreement. StoneMor GP is required to indemnify Mr. Grady to the fullest extent of the law against liabilities, costs and expenses incurred by him in his capacity as a director, officer or agent of StoneMor GP. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that Mr. Grady acted in bad faith or engaged in fraud, willful misconduct or gross negligence. StoneMor GP is also required to indemnify Mr. Grady for criminal proceedings unless he acted with knowledge that his conduct was unlawful. Any such indemnification will be only out of the assets of StoneMor GP.

The foregoing summary of the Grady Employment Agreement and Grady Indemnification Agreement is not intended to be complete and is qualified in its entirety by reference to the Grady Employment Agreement and Grady Indemnification Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Appointment of Mark Miller as Chief Financial Officer and Senior Vice President of StoneMor GP LLC

On May 16, 2017, the Partnership announced the appointment of Mark Miller as Chief Financial Officer and Senior Vice President of StoneMor GP, effective immediately. Mr. Miller succeeds Sean McGrath, whose previously announced resignation as Chief Financial Officer is now effective.

Mr. Miller, age 57, has served as a consultant to StoneMor GP since February 2017. From October 2016 to February 2017, Mr. Miller provided consulting services to a distributor of flooring material. Mr. Miller was on sabbatical from full-time work endeavors from July 2015 to September 2016. From July 2012 through March 2015, Mr. Miller was Chief Financial Officer and Treasurer of CrossAmerica GP, LLC, the general partner of CrossAmerica Partners LP (formerly Lehigh Gas Partners LP), a NYSE-listed limited partnership and a wholesale and retail distributor of motor fuel and a leasee and subleasee of motor fuel retail distribution stores, convenience stores and gas stations. Thereafter, he assisted CrossAmerica for a transition period from March 2015 to June 2015. Prior to his experience with Cross America, Mr. Miller was Vice President of Acquisitions at Dunne Manning Inc. (formerly Lehigh Gas Corporation), where he managed acquisitions, divestitures, acquisition financing and working capital requirements since 2004. Prior to joining Dunne Manning Inc., Mr. Miller was the Chief Financial Officer for several middle market companies in various industries. Mr. Miller also spent six years with Deloitte & Touche LLP. Mr. Miller holds a Bachelor of Science degree in Accounting from Northeastern University and is a Certified Public Accountant.

In connection with Mr. Miller’s appointment as Chief Financial Officer and Senior Vice President, StoneMor GP and Mr. Miller entered into an employment agreement, effective as of May 16, 2017 (the “Miller Employment Agreement”). In connection with the Miller Employment Agreement, Mr. Miller and StoneMor GP entered into an indemnification agreement (the “Miller Indemnification Agreement”), which is also effective as of May 16, 2017.

The Miller Employment Agreement provides that Mr. Miller’s employment with StoneMor GP as Chief Financial Officer and Senior Vice President will commence on the Effective Date and will continue unless terminated by either party. The Miller Employment Agreement also provides that Mr. Miller will have such duties and authority as are customarily associated with such positions or as otherwise determined from time to time by the Board.

Mr. Miller’s initial base salary under the Miller Employment Agreement is $450,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The Miller Employment Agreement provides that Mr. Miller is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The amount of the cash bonus will be within a range of 0% to 112.5% of his base salary with respect to the applicable fiscal year. Specifically, the Miller Employment Agreement provides that Mr. Miller will be entitled to a bonus equal to 75% of his base salary in a given fiscal year upon achievement of goals at the target level established for the cash bonus for such fiscal year. Payments of a bonus in excess of 75% of his base salary are subject to the satisfaction of additional stretch goals established with respect to his cash bonus for such fiscal year. The goals to be established with respect to his cash bonus will be determined by the Executive Committee of the Board, in consultation with the Compensation Committee of the Board, in its sole discretion. With respect to fiscal year 2017, the Miller Employment Agreement provides that Mr. Miller will be eligible for a pro-rated cash bonus based upon the time Mr. Miller is employed by StoneMor GP during fiscal year 2017. In addition, the Miller Employment Agreement provides that, to the extent that the cash bonus payable to Mr. Miller with respect to the 2017 fiscal year, if any, is determined to exceed $100,000, only the amounts in excess of $100,000 shall be payable to Mr. Miller in cash.

The Miller Employment Agreement provides that, in lieu of all or a portion of any cash bonus with respect to the 2017 fiscal year, Mr. Miller will receive a grant of restricted common units in the Partnership equal to $100,000. Such restricted common units will vest, if at all, in equal monthly installments over the two year period following the date of grant and will have rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units will be made as promptly as practicable after the Partnership has filed all of its required reports under the Securities Exchange Act of 1934, as amended, and will be subject to such other terms and conditions set forth in an Executive Restricted Unit Agreement to be entered into between Mr. Miller and StoneMor GP at the time of grant.

Under the Miller Employment Agreement, Mr. Miller is also entitled to participate in the LTIP for the 2017 fiscal year and each fiscal year thereafter, to the extent that StoneMor GP offers the LTIP to all senior executives of StoneMor GP. Mr. Miller’s participation in the LTIP with respect to the 2017 fiscal year and in any future fiscal year, if offered by StoneMor GP, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Executive Committee of the Board, in consultation with the Compensation Committee. To the extent Mr. Miller’s employment terminates on account of Retirement (as defined in the Miller Employment Agreement) during a performance period applicable to a particular LTIP grant, the portion of such LTIP grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. Miller was employed during the performance period.

The Miller Employment Agreement also provides that Mr. Miller shall be entitled to a 1% profit participation in StoneMor GP, with the terms of such profit participation (including, but not limited to, vesting terms and distribution participation rights) to be finalized within 60 days following the Effective Date upon mutual agreement of Mr. Miller and StoneMor GP, and subject to such arrangements being structured in a manner that complies with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

StoneMor GP also agreed to reimburse Mr. Miller for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000. Further, StoneMor GP agreed to pay up to $10,000 in attorneys’ fees incurred by Mr. Miller in connection with the review, negotiation and documentation of the Miller Employment Agreement.

If Mr. Miller’s employment is terminated by StoneMor GP for “Cause” or by Mr. Miller without “Good Reason” or in the event of Mr. Miller’s death or “Disability” (as such terms are defined in the Miller Employment Agreement), Mr. Miller will be entitled to receive the following (together, the “Miller Accrued Benefits”): (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Miller is entitled to be reimbursed pursuant to the Miller Employment Agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. Miller, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. Miller is eligible in accordance with StoneMor GP’s policies.

If Mr. Miller’s employment is terminated by StoneMor GP without “Cause” or by Mr. Miller for “Good Reason” (as such terms are defined in the Miller Employment Agreement), and provided that Mr. Miller enters into a release as provided for in the Miller Employment Agreement, Mr. Miller would be entitled to receive, in addition to the Miller Accrued Benefits, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing within 60 days following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the Miller Employment Agreement) all outstanding equity interests granted to Mr. Miller that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control.

The Miller Employment Agreement also includes customary covenants running during Mr. Miller’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. Miller from directly or indirectly competing with StoneMor GP. The Miller Employment Agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property.

The Miller Employment Agreement also includes various other covenants and provisions customary for an agreement of this nature.

As noted above, in connection with the Miller Employment Agreement, StoneMor GP and Mr. Miller entered into the Miller Indemnification Agreement, the terms of which are consistent with the terms of the indemnification provided by StoneMor GP’s limited liability company agreement. StoneMor GP is required to indemnify Mr. Miller to the fullest extent of the law against liabilities, costs and expenses incurred by him in his capacity as an officer or agent of StoneMor GP. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that Mr. Miller acted in bad faith or engaged in fraud, willful misconduct or gross negligence. StoneMor GP is also required to indemnify Mr. Miller for criminal proceedings unless he acted with knowledge that his conduct was unlawful. Any such indemnification will be only out of the assets of StoneMor GP.

The foregoing summary of the Miller Employment Agreement and Miller Indemnification Agreement is not intended to be complete and is qualified in its entirety by reference to the Miller Employment Agreement and Miller Indemnification Agreement, copies of which are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Appointment of Bob Sick as a Member of the Board of Directors of StoneMor GP LLC

On May 16, 2017, the Partnership announced the appointment of Bob Sick as a member of the Board, effective at the conclusion of its meeting on May 17, 2017, to serve until the earlier of his resignation, death or removal or until his successor has been duly elected and qualified. There has not been any decision as of the date of his appointment as to whether Mr. Sick will serve on any committees of the Board.

Mr. Sick, age 57, has been serving as an Operating Director at American Infrastructure MLP Funds since January 2015. Prior to that, Mr. Sick was the sole member and Managing Director of White Oak Capital, LLC, which he formed in April 2004, through which he has served as a transition chief executive officer, board member, and senior adviser to more than 30 middle market companies, helping to lead them through management transitions, significant growth initiatives and other business transformations. From December 2013 through December 2014, he served as Chief Executive Officer of AutoNet Mobile Inc., a private company that makes wireless devices for use in moving vehicles. He has also served as a director of Safe Harbor Marinas LLC (September 2016 to present), Denbeste Water Solutions LLC (2014), Arrow Holdings LLC (June 2015 to present), Jacksonville Sound & Communications, Inc. (2015 to present), and Granite Holdings LLC (2015 to present), all of which are private companies. Mr. Sick brings to the Board significant executive leadership experience and experience in driving various strategic initiatives and creating long term value.

Mr. Sick will participate in StoneMor GP’s standard independent director compensation program. Pursuant to this program, Mr. Sick will receive the following compensation in connection with his service on the Board:

•	annual retainer of $80,000 for service as a Board member, which fee may be received in cash, restricted phantom units or a combination of cash and restricted phantom units at Mr. Sick’s election, provided that a minimum of $20,000 of such retainer be paid in restricted phantom units;

•	a meeting fee of $2,000 for each meeting of the Board attended in person and $1,500 for each committee meeting attended in person; and

•	a fee of $500 for participation in each telephone Board call that is greater than one hour, but less than two hours, and $1,000 for participation in each telephone Board call that is two hours or more.

In addition, Mr. Sick and StoneMor GP entered into an indemnification agreement (the “Sick Indemnification Agreement”), the terms of which are consistent with the terms of the indemnification provided to the other directors of StoneMor GP and by StoneMor GP’s limited liability company agreement. StoneMor GP is required to indemnify Mr. Sick to the fullest extent of the law against liabilities, costs and expenses incurred by him in his capacity as a director or agent of StoneMor GP. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that Mr. Sick acted in bad faith or engaged in fraud, willful misconduct or gross negligence. StoneMor GP is also required to indemnify Mr. Sick for criminal proceedings unless he acted with knowledge that his conduct was unlawful. Any such indemnification will be only out of the assets of StoneMor GP.

The foregoing summary of the Sick Indemnification Agreement is not intended to be complete and is qualified in its entirety by reference to the Sick Indemnification Agreement, a copy of which is attached as Exhibit 10.5, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On May 16, 2017, the Partnership issued a press release announcing the appointments of Messrs. Grady, Miller and Sick. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated May 16, 2017 by and between StoneMor GP LLC and R. Paul Grady. *

10.2	Indemnification Agreement dated May 16, 2017 by and between StoneMor GP LLC and R. Paul Grady. *

10.3	Employment Agreement effective May 16, 2017 by and between StoneMor GP LLC and Mark Miller. *

10.4	Indemnification Agreement effective May 16, 2017 by and between StoneMor GP LLC and Mark Miller. *

10.5	Indemnification Agreement effective May 16, 2017 by and between StoneMor GP LLC and Bob Sick. *

99.1	Press Release dated May 16, 2017. **

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC
its general partner

	By:	/s/ Austin K. So
Austin K. So
General Counsel, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated May 16, 2017 by and between StoneMor GP LLC and R. Paul Grady. *

10.2	Indemnification Agreement dated May 16, 2017 by and between StoneMor GP LLC and R. Paul Grady. *

10.3	Employment Agreement effective May 16, 2017 by and between StoneMor GP LLC and Mark Miller. *

10.4	Indemnification Agreement effective May 16, 2017 by and between StoneMor GP LLC and Mark Miller. *

10.5	Indemnification Agreement effective May 16, 2017 by and between StoneMor GP LLC and Bob Sick. *

99.1	Press Release dated May 16, 2017. **

*	Filed herewith.
**	Furnished herewith.